EXHIBIT INDEX


Exhibit A: Attachment to item 77D:
           Policies with respect to security investments

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Exhibit A:
Sub-Item 77D

Warburg, Pincus Health Sciences Fund, Inc.
Previously filed and contained in the Fund's registration statement on Form N-1A (SEC File No. 333-15419) filed on
February 26, 1999.